Exhibit 10.2

AGREEMENT
This AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2015, by and among Cogent Energy Solutions, LLC, a Delaware limited liability company (“Cogent”), Randy Balhorn (“Balhorn”), Steve Magness (“Magness” and, together with Cogent and Balhorn, the “Cogent Group Members”), USD Group, LLC, a Delaware limited liability company (solely with respect to Section 2) (“USD Group”), and USDP CCR LLC, a Delaware limited liability company (“Buyer”). Cogent, Balhorn, Magness and Buyer are sometimes referred to in this Agreement together as the “Parties” and individually as a “Party.” Capitalized terms used in this Agreement but not defined herein shall have the respective meanings given to such terms in the MIPA (as defined below).
RECITALS
WHEREAS, Balhorn and Magness collectively own 100% of the membership interests of Cogent (the “Cogent Interests”);
WHEREAS, Cogent owns 50% of the common units in Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”);
WHEREAS, Seller owns 100% of the membership interests (the “Company Interests”) of Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”);
WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Company Interests (the “Transaction”), on the terms and subject to the conditions set forth in that certain Membership Interest Purchase Agreement, dated as of October 12, 2015, between Seller and Buyer, (the “MIPA”); and
WHEREAS, Seller intends to distribute the consideration received from the Transaction to its members, which shall include the distribution of the right to receive newly issued common units (the “MLP Common Units”) representing limited partner interests in USD Partners LP, a Delaware limited partnership (“USDP”), to Cogent, in accordance with the MIPA and the Limited Liability Company Agreement (the “LLC Agreement”) of Seller, dated September 6, 2013, by and among Stonepeak Casper Terminal Holdings LLC, Cogent and CTRAN, LLC.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth in this Agreement, in connection with the Transaction and the other transactions contemplated by the MIPA, and for other good and valuable consideration, the Parties agree as follows:
1.Representations and Warranties of Cogent Group Members. Cogent hereby represents and warrants to Buyer with respect to Sections 1(a), (b), (c), (d) and (f) below, and Balhorn and Magness hereby represent and warrant to Buyer, jointly and severally, with respect to Section 1(e) below, as of the date hereof that:
(a)Organization; Good Standing. Cogent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b)Authority. Cogent has all necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Cogent of this Agreement, and the performance by Cogent of its obligations hereunder, have been duly and validly authorized by all necessary limited liability company action. This Agreement has been duly and validly executed and delivered by each Cogent Group Member and (assuming due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of such Cogent Group Member enforceable against such Cogent Group Member in accordance with its terms and conditions, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, arrangement or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
(c)Ownership of the Company Interests. Seller has good, valid and marketable title to the Company Interests and owns beneficially and of record the Company Interests, free and clear of all Liens other than those under state or federal securities Laws or the Company’s Charter Documents. Seller is not party to (i) any option, warrant, purchase right or other Contract (other than the MIPA) that could require either Seller or, after the Closing, Buyer or any of their respective Affiliates, to sell, transfer or otherwise dispose of any Company Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer (other than the MIPA) of any Company Interests.
(d)Ownership of the Seller Interests. Cogent has good, valid and marketable title to 50% of the Common Units (as defined in the LLC Agreement) in Seller (the “Seller Interests”) and owns beneficially and of record the Seller Interests, free and clear of all Liens other than those under state or federal securities Laws or Seller’s Charter Documents. Cogent is not party to (i) any option, warrant, purchase right or other Contract that could require Cogent to sell, transfer or otherwise dispose of any Seller Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of any Seller Interests.
(e)Ownership of the Cogent Interests. Balhorn and Magness have good, valid and marketable title to the Cogent Interests and own beneficially and of record the Cogent Interests, free and clear of all Liens other than those under state or federal securities Laws or Cogent’s Charter Documents. No Cogent Group Member is party to (i) any option, warrant, purchase right or other Contract (other than the MIPA) that could require a Cogent Group Member, Seller or, after the Closing, Buyer or any of their respective Affiliates, to sell, transfer or otherwise dispose of any Cogent Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer (other than the MIPA) of any Cogent Interests.
(f)Acquisition as Investment. Cogent is acquiring the MLP Common Units for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person in violation of any state or federal securities laws (other than Cogent’s anticipated pro-rata distribution of MLP Common Units to Balhorn and Magness in compliance with applicable state and federal securities laws). Cogent has made, independently and without reliance on Buyer, except for representations and warranties of Buyer set forth in the MIPA and for any information contained in registration statements, prospectuses, reports, schedules, form statements and other documents (including but not limited to financial statements, exhibits and all other information incorporated by reference) filed by Buyer or its Affiliates with the United States Securities and Exchange Commission, its own analysis of the MLP Common Units, USDP and its Assets for the purpose of acquiring the MLP Common Units, and Cogent has had reasonable and sufficient access to documents, other information and materials as it considers appropriate to make its evaluations. Cogent acknowledges that the MLP Common Units are not registered pursuant to the Securities

Act of 1933 (the “Securities Act”) and that none of the MLP Common Units may be transferred, except pursuant to an effective registration statement or an applicable exemption from registration under the Securities Act. Cogent is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.
2.Confidentiality Agreement.
(a)    From and after the date hereof, the obligations and covenants of Cogent arising pursuant to that certain Confidentiality Agreement, dated March 31, 2015, by and between Cogent and USD Group (the “Cogent Confidentiality Agreement”) shall terminate, though USD Group shall continue to be bound by the Cogent Confidentiality Agreement, in accordance with its terms. Buyer, USD Group and Cogent acknowledge and agree that Cogent shall have no obligations with respect to any confidential information of Buyer or the Company or related to the transactions contemplated by the Purchase Agreement, except as set forth in this Agreement.
(b)    Notwithstanding the foregoing, from and after the Closing Date for a period of two years, each Cogent Group Member shall hold, and shall use its commercially reasonable efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, (i) concerning the Company, (ii) provided by Buyer to such Cogent Group Member in connection with the evaluation, negotiation and closing of the transactions contemplated by the MIPA, or (iii) concerning the terms of the MIPA (collectively, “Confidential Information”), except to the extent that such Cogent Group Member can show that such information (i) is generally available to and known by the public other than as a result of a violation of this Agreement by such Cogent Group Member or their respective Representatives, (ii) is lawfully acquired by such Cogent Group Member or their respective Representatives from and after the date hereof from sources which are not known to such Cogent Group Member to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (iii) is independently developed by such Cogent Group Member or their respective Representatives without use of the Confidential Information. If a Cogent Group Member or any of their respective Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of Law, such disclosure shall not be a breach of this Agreement, so long as such Cogent Group Member promptly notifies Buyer in writing (if legally permissible) and discloses only that portion of such Confidential Information which such Cogent Group Member is advised by its counsel is legally required to be disclosed; provided, however, that such Cogent Group Member shall use commercially reasonable efforts to cooperate with Buyer, at the sole cost and expense of Buyer, so that Buyer may obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information.
3.Non-Competition; Non-Solicitation.
(c)    Non-Competition. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall, directly or indirectly, own, manage, operate, control, consult, become employed by or participate in any manner in the ownership, management, operation or control of, or consulting to, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in any aspect of a Competitive Business within the Restricted Territory, other than for the benefit of Buyer and/or its Affiliates, except that the Cogent Group Members and their respective Affiliates shall not be restricted from owning

MLP Common Units or from acquiring, directly or indirectly, less than 1% of the outstanding capital stock of any publicly traded company (other than USDP) that is engaged in a Competitive Business.
(d)    Non-Interference with Customers and Suppliers. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall cause, induce or encourage, any actual or prospective customer, supplier or licensor of the Company or CCR Pipeline or any other Commercial Counterparty to terminate or modify any such relationship, in each case, within or with respect to the Restricted Territory.
(e)    Non-Solicitation of Employees. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall cause, solicit, induce or encourage any employee, if any, of the Company or CCR Pipeline to leave such employment or hire, employ or otherwise engage any such individual; provided, however, that nothing in this paragraph shall restrict (i) any general advertisement or solicitation that is not directed at employees of the Company or CCR Pipeline, or (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts a Cogent Group Member or one of its respective Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions.
(f)    Non-Disparagement. From the Closing Date until the third anniversary thereof, no Cogent Group Member shall, and each Cogent Group Member will direct its Representatives not to, make any statement with respect to the Company, Buyer or their and their Affiliates’ respective businesses, products or services, either in writing or orally, to any Person that disparages, discredits, degrades or lowers the reputation of the Company, Buyer or their and their Affiliates’ respective businesses, products or services, including the publication of articles or press releases and interviews with individuals or institutions engaged in the business of communication, publishing or broadcasting news, opinion or other information, either on the record, off the record, or “on background” unless provided with advance written authorization from the Company or Buyer, as applicable, to do so, or encourage or participate with any Person to make such statements.
(g)    Non-Solicitation of Certain Employees by Buyer. From the Closing Date until the first anniversary thereof, Buyer and its Affiliates shall not (without the prior written consent of Cogent) cause, solicit, induce or encourage any employee of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC) who provide services to Cheyenne Rail Hub, LLC to leave such employment or hire, employ or otherwise engage any such individual; provided, however, that nothing in this paragraph shall restrict (i) any general advertisement or solicitation that is not directed at employees of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC), (ii) the employment of any person who responds to any such general advertisement or solicitation or who contacts Buyer or one of its Affiliates on his or her own initiative and without any direct or indirect solicitation in contravention of the above restrictions or (iii) the employment of any employee of Cogent or its Affiliates (including without limitation Wyoming Operating Company, LLC) who, prior to the Closing Date, provides services with respect to the Business or the Terminal Facilities.
(h)    Certain Acknowledgements. Each of the Cogent Group Members and Buyer acknowledge, in connection with the covenants and agreements in this Section 3(f), that (i) such covenants and agreements impose a reasonable restraint in light of the activities and business and current plans with respect thereto of the Cogent Group Members, (ii) it is the intention of the Parties that the entire goodwill of the business of the Company be transferred to Buyer as part of the transactions contemplated hereby, including the goodwill existing between the Company’s business, on the one hand, and its clients, customers, suppliers, agents, employees, contractors, consultants, and other Persons under contract or otherwise associated or doing business with them, on the other hand, and (iii) such covenants and agreements are supported by adequate consideration.
(i)    Injunctive Relief. The covenants and undertakings contained in this Section 3 relate to matters that are of a special, unique and extraordinary character and a violation of any of the terms of this Section 3 may cause irreparable injury to Buyer, the Cogent Group Members or the Company, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 3 may be inadequate. Therefore, Buyer, each Cogent Group Member and the Company will each be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 3 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 3 are cumulative and in addition to any other rights and remedies which Buyer and the Company may have hereunder or at law or in equity.
(j)    Reformation. Notwithstanding anything to the contrary in the MIPA, the Cogent Group Members and the Buyer agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 3 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party. If any Law or court interpreting such Law does not allow such lesser time period, geographical area, business limitation or other relevant feature to be enforced against the applicable Party, the Parties acknowledge and agree that Section 12.11 of the MIPA will apply.
4.Indemnification.
(k)    Each of the Cogent Group Members shall, severally and not jointly, indemnify, save and hold harmless Buyer, its Affiliates and their respective agents and Representatives (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Claims (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements and all amounts paid in investigation, defense or settlement of any of the foregoing, incurred by the Indemnitee in connection with, as a result of, or arising out of, or relating or incident to (i) the inaccuracy or breach of any representation or warranty of such Cogent Group Member in this Agreement; (ii) any non-fulfillment or breach of any covenant or agreement of such Cogent Group Member in this Agreement; or (iii) any cause of action, suit or claim brought or made against the Indemnitee arising out of or resulting from (x) the execution, delivery, performance or breach of this Agreement by such Cogent Group Member or (y) the enforcement of this Agreement by the Indemnitee against such Cogent Group Member.

(l)    All of the representations and warranties of the Cogent Group Members in this Agreement and the right of the Indemnitees to assert any Claim for indemnification related thereto shall survive the Closing indefinitely and shall continue in full force and effect thereafter. The covenants and agreements of the Cogent Group Members contained in this Agreement shall survive the Closing in accordance with their terms (or, if no term is specified, until all obligations thereunder have been satisfied); provided that the right of an Indemnitee to make a claim for breach of any covenant of a Cogent Group Member that is to be performed or satisfied at or prior to the Closing shall survive for a period of 18 months after the Closing, after which date and time no Claims for indemnification therefor may be asserted, regardless of when such right arose.
5.Miscellaneous.
(m)    Actions of Cogent/Seller. Notwithstanding anything to the contrary set forth in this Agreement: (a) it shall not be breach of this Agreement if a Cogent Group Member or its respective Affiliates disclose or use Confidential Information (i) for the benefit of, or at the direction of Buyer or its Affiliates or (ii) in connection with the prosecution or defense of any Claims arising under the MIPA or this Agreement, and (b) no Cogent Group Member shall be responsible or liable for any breach of this Agreement if such breach is the result of any action or inaction of (x) another Cogent Group Member or (y) Seller or its Representatives, unless such action or inaction of Seller or its Representatives was directly caused by such Cogent Group Member.
(n)    Notices. Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by electronic delivery (including delivery of a document in Portable Document Format), by registered or certified mail, postage prepaid or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to the Cogent Group Members, to:
Cogent Energy Solutions, LLC
3100 Timmons, Suite 210
Houston, Texas 77027
Attn: Randall D. Balhorn and Steve Magness
Email: rbalhorn@cogentenergysolutions.com; smagness@cogentenergysolutions.com
With a copy (which shall not constitute notice) to:
Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77079
Attn: Kevin N. Peter
Email: kpeter@lockelord.com

If to Buyer or USD Group, to:
USD Group, LLC
811 Main Street, Suite 2800
Houston, Texas 77002
Attn: Brad Sanders
Email: bsanders@usdg.com
With a copy to:
USD Partners GP LLC
811 Main Street, Suite 2800
Houston, Texas 77002 Attn: General Counsel
Email: legal@usdg.com
With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attn: Sean T. Wheeler
Email: sean.wheeler@lw.com
Notice given by personal delivery, mail or overnight courier pursuant to this Section 5(b) shall be effective upon physical receipt. Notice given by electronic transmission pursuant to this Section 5(b) shall be effective as of the date of confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) if delivered before 5:00 P.M. Central Time on any Business Day at the place of receipt or the next succeeding Business Day if confirmed delivery (except that automatic confirmations shall not be deemed to be confirmed delivery) is after 5:00 P.M. Central Time on any Business Day or during any non-Business Day at the place of receipt.
(o)    Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their respective Affiliates with respect to the subject matter hereof and, together with the MIPA and the Confidentiality Agreement, contains the sole and entire agreement between the Parties and their respective Affiliates hereto with respect to the subject matter hereof.
(p)    Expense. Except as explicitly set forth herein, each Party shall pay all costs and expenses it has incurred or will incur in anticipation of, relating to or in connection with the negotiation and execution of this Agreement.
(q)    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

(r)    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf the Parties.
(s)    No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
(t)    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to this Section 5(h), this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
(u)    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
(v)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
(w)    Governing Law; Submission to Jurisdiction; Jury Trial Waiver.
(i)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
(ii)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND

UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(iii)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(k)(iii).
(x)    Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.
(y)    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
[Signature Page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first written above.
COGENT GROUP MEMBERS:

COGENT ENERGY SOLUTIONS, LLC
By:     /s/ Randall D. Balhorn
    Name: Randall D. Balhorn
    Title: Manager
RANDY BALHORN:
By:     /s/ Randy Balhorn
    Name: Randy Balhorn
STEVE MAGNESS:
By:     /s/ Steve Magness
    Name: Steve Magness
BUYER:

USDP CCR LLC
By:     /s/ Adam Altsuler
    Name: Adam Altsuler
    Title: Vice President and Chief Financial Officer
USD GROUP:

USD Group, LLC
By:     /s/ Chris Robbins
    Name: Chris Robins
    Title: Vice President and Chief Accounting Officer

[Signature Page to Cogent Agreement]